Exhibit 11

                       Consent of Independent Accountants

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                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the reference to us under the heading "Other Information - Independent Accountants" in the Statement of Additional Information constituting part of this Post-Effective Amendment No. 1 to the registration statement on Form N-1A for the Phoenix Equity Series Fund.



PRICE WATERHOUSE LLP
Boston, Massachusetts
May 20, 1998